                                                                         (g)(5)

                              FORM OF AMENDMENT to
                              CUSTODIAN AGREEMENT

         AMENDMENT AGREEMENT, effective as of _____________, 2008, by and among HARDING, LOEVNER FUNDS, INC., a corporation organized under the laws of the State of Maryland (the "Fund") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

         WHEREAS the Fund and Investors Bank & Trust Company ("IBT") entered into a Custodian Agreement dated July 7, 2005, as amended, modified and supplemented from time to time (the "Custodian Agreement");

         WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

         WHEREAS, the Fund has requested that State Street amend the Custodian Agreement and State Street has agreed to do so as an accommodation to the Fund notwithstanding that as amended, the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by State Street as custodian, in order that the services to be provided to the Fund on behalf of its Portfolios by State Street, as successor by merger to IBT, may be made consistently and predictably to the Fund.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

         (a) Section 19 of the Custodian Agreement is hereby amended to amend the notice address to the Bank, as follows:

             "(b) In the case of notices sent to the Bank to:

                    STATE STREET BANK AND TRUST COMPANY
                    John Hancock Tower
                    200 Clarendon Street, JHT
                    Boston, Massachusetts 02116
                    Attention: _______________
                    Telephone: 617-937-_______
                    Telecopy:  617-937-_______"

         (b) Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A hereto.

2.       Miscellaneous.

         (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


                                            HARDING, LOEVNER FUNDS, INC.

                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                            STATE STREET BANK AND TRUST COMPANY

                                            By:
                                                -------------------------------
                                                    Joseph L. Hooley
                                                    Vice Chairman

                                   APPENDIX A

HARDING, LOEVNER FUNDS, INC.
         International Equity Portfolio
         Global Equity Portfolio
         Emerging Markets Portfolio
         Institutional Emerging Markets Portfolio
         International Small Companies Portfolio
         Frontier Emerging Market Portfolio